Exhibit 5.1

                    [Letterhead of Shearman & Sterling LLP]



                                February 3, 2004

The Board of Directors
Mpower Holding Corporation
175 Sully's Trail, Suite 300
Pittsford, NY 14534

                           Mpower Holding Corporation
                           --------------------------

Ladies and Gentlemen:

         We are acting as counsel for Mpower Holding Corporation (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended, (the "Securities Act") as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as will be set forth in one or more supplements to the Prospectus, (each such supplement, a "Prospectus Supplement"), by the Company of the following securities of the Company with an aggregate offering price of up to $250,000,000: (i) debt securities (the "Debt Securities"), (ii) common stock (the "Common Stock"), (iii) preferred stock (the "Preferred Stock"), (iv) depository shares (the "Depository Shares"), (v) warrants (the "Warrants"), (vi) stock purchase contracts (the "Stock Purchase Contracts") and (vii) stock purchase units (the "Stock Purchase Units) with an aggregate issue price set forth in the Registration Statement. The Debt Securities, Common Stock, Preferred Stock, Depository Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to as the "Securities." Any Debt Securities, Preferred Stock or Warrants may be convertible into or exchangeable for Common Stock or other Securities.

         The Debt Securities will be issued in one or more series and may be either senior debt securities (the "Senior Securities") or subordinated debt securities (the "Subordinated Securities") issued pursuant to an Indenture to be dated the date of the first issuance of Debt Securities under the Registration Statement (the "Indenture") between the Company and HSBC Bank USA, as trustee (the "Trustee"). The Warrants may be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"). The Depositary Shares may be issued under one or more Deposit Agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (the "Depositary").

         In our capacity as counsel to the Company, we have examined (i) the Registration Statement, (ii) the form of Indenture filed as an exhibit to the Registration Statement and (iii) the resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the Indenture and the issuance, offering and sale of the Securities and (iv) such corporate records of

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February 3, 2004
Page 1

the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The Indenture has been duly authorized by the Company and when duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2. The Debt Securities (including Debt Securities issuable upon conversion of or exchange for any Security) have been duly authorized and, when the final terms thereof have been duly established and approved in accordance with the indenture and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture.

         3. The Warrants have been duly authorized and, when the final terms thereof have been duly established and approved and when certificates (each, a "Warrant Certificate" and, together the "Warrant Certificates") representing such Warrants have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and, if applicable, when such Warrant Certificates have been countersigned by the applicable Warrant Agent in accordance with an applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, such Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Warrant Certificate or Warrant Agreement.

         4. The Warrant Agreements have been duly authorized and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

         5. When (i) all corporate action necessary for issuance of the Preferred Stock (including Preferred Stock issuable upon conversion of or exchange for any Security or upon exercise of any Warrant) has been taken, including the adoption of a Certificate of Designations relating thereto, (ii) the final terms of the Preferred Stock have been duly established and approved and (iii) the shares of Preferred Stock have been duly issued and delivered to and paid for by the purchasers thereof, the Preferred Stock will be validly issued, fully paid and non-assessable.

         6. The Deposit Agreements have been duly authorized and, when duly executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the applicable Depositary, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

         7. The Depositary Shares have been duly authorized and, when the final terms thereof have been duly established and approved pursuant to the authority granted in the Resolutions, and when the depositary receipts representing such Depositary Shares have been

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February 3, 2004
Page 3

duly executed by the Depositary and delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such Depositary Shares and the underlying Preferred Stock has been taken, such Depositary Shares will be validly issued and entitled to the benefits of the applicable Deposit Agreement.

         8. The Common Stock (including Common Stock issuable upon conversion of or exchange for any Security or upon exercise of any Warrant) has been duly authorized and, when issued and delivered pursuant to the authority granted in the Resolutions and against payment therefore, will be validly issued, fully paid and non-assessable.

         The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus.

                                    Very truly yours,

                                    /s/ Shearman & Sterling LLP